Calculation of Filing Fee Tables
S-3
Viridian Therapeutics, Inc.\DE
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock, $0.01 par value per share	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	6	Equity	Common Stock, $0.01 par value per share	415(a)(6)			$ 300,000,000.00			S-3	333-267351	09/09/2022	$ 45,930.00
			Total Offering Amounts:				$ 300,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees other than the registration fee due in connection with $300,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[2]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees other than the registration fee due in connection with $300,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[3]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees other than the registration fee due in connection with $300,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[4]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees other than the registration fee due in connection with $300,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis. (4) The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock or other securities of the Registrant.

[5]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees other than the registration fee due in connection with $300,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis. (5) The units covered by this registration statement may be issued under a unit agreement and will represent an interest in one or more securities including shares of common stock or preferred stock, debt securities, or warrants, in any combination, which may or may not be separable from one another.

[6]	(6) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $300,000,000 of unsold shares (the "Unsold Securities") of common stock, $0.01 par value per share (the "Common Stock") previously registered pursuant to a prospectus supplement, filed with the Securities and Exchange Commission (the "SEC") on March 4, 2025 (the "Prior Prospectus Supplement"), to the Registration Statement on Form S-3 (File No. 333-267351), which was filed with the SEC and became automatically effective on September 9, 2022 (the "Prior Registration Statement"), relating to the offer and sale of Common Stock having an aggregate offering price of up to $300,000,000 under its current "at-the-market" program. As of the date of this registration statement, an aggregate of $300,000,000 of Common Stock remains unsold under the Prior Prospectus Supplement. A registration fee of $45,930.00 that has already been paid and remains unused with respect to the Unsold Securities will be applied to Unsold Securities that are being registered pursuant to this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A